6


                                                                 EXHIBIT 10(xvi)

                                 Amendment No. 1

                                       to

                       Stock and Asset Purchase Agreement
                       ----------------------------------

         AMENDMENT No. 1, dated as of October 22, 1998 (this "Amendment"), to the STOCK AND ASSET PURCHASE AGREEMENT, dated as of August 13, 1998 (the "Stock and Asset Purchase Agreement"), between Pfizer Inc., a Delaware corporation ("Pfizer"), and Stryker Corporation, a Michigan corporation ("Stryker").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Pfizer and Stryker desire to amend the Stock and Asset Purchase Agreement in certain respects as more fully set forth below.

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
undertakings contained herein, and subject to and on the terms and conditions set forth, the parties hereto agree as follows:

         Section 1. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Stock and Asset Purchase Agreement.

         Section 2. The Stock and Asset Purchase Agreement shall be amended as follows:

         2.1    Section 2.7 shall be amended to read in its entirety as follows:

                           "Section 2.7 PURCHASE PRICE.  (a) In consideration of
                   the sale and transfer of the Shares and the sale and transfer of the Conveyed Assets, Purchaser shall pay to Pfizer, as agent for the Seller Corporations (or to Pfizer's Affiliates as Pfizer may on behalf of the Seller Corporations direct in the written transfer instructions hereinafter referred to), an aggregate amount of One Billion Six Hundred Fifty Million Dollars ($1,650,000,000.00) (the "Aggregate Payment"), in immediately available funds, by wire transfer in accordance with written instructions given by Pfizer to Purchaser not less than two (2) Business Days prior to the Closing, which consideration shall be subject to the purchase price adjustment provided for in Section 2.8 and shall be allocated as described below.

                           (b) In  consideration of the sale and transfer of the
                   Shares, Purchaser agrees to purchase from the Stock Selling Corporations the Shares for an aggregate purchase price of Five Hundred Twenty-Four Million One Hundred Eighty Thousand Dollars ($524,180,000.00), allocated among the Shares as described in Schedule 2.9 (the "Share Purchase Price").

                           (c) In  consideration of the sale and transfer of the
                   Conveyed Assets, the Purchaser agrees to purchase from each Asset Selling Corporation the Conveyed Assets owned by such Asset Selling Corporation for an aggregate purchase price of One Billion One Hundred Twenty-Five Million Eight Hundred Twenty Thousand Dollars ($1,125,820,000.00), allocated among the Asset Selling Corporations as described in Section 2.9 (the "Asset Purchase Price" and, together with the Share Purchase Price, the "Aggregate Purchase Price")."

                  2.2 The last  sentence of  Section  2.9 shall  be  deleted and replaced by the following:

                           "If after all other adjustments to the Allocation are
                   made, the Allocation with respect to any Asset Selling Corporation or Conveyed Subsidiary (or Subsidiary), when expressed in the relevant local currency at the rate of exchange used to determine Final Working Capital, is less than the local currency net book value, determined in accordance with GAAP, of the Conveyed Assets of such Asset Selling Corporation or the assets of such Conveyed Subsidiary (or Subsidiary) as of the Closing Date, then the Allocation with respect to such Asset Selling Corporation or Conveyed Subsidiary (or Subsidiary) shall be adjusted so that it is equal to such local currency net book value converted at the rate of exchange used to determine Final Working Capital and a corresponding adjustment will be made, as to the first $3,000,000, to the Allocation with respect to Howmedica Inc., and as to any balance in excess of the first $3,000,000, to the Allocation with respect to Howmedica GmbH."

                  2.3 Schedule 2.9 shall be amended and replaced in its entirety by the Schedule 2.9 attached hereto as Annex A.

                  2.4 Section 4.2(c) shall be amended to read in its entirety as follows:

                           "(c) Purchaser  shall have received funds pursuant to
                   the credit facilities provided for in the commitment letter, dated October 22, 1998, between Purchaser, on the one hand, and Goldman Sachs Credit Partners L.P., Bank of America National Trust and Savings Association and Nationsbanc Montgomery Securities LLC (the "Arrangers") on the other hand,  a copy of which  has been  furnished  to  Pfizer  (the
                   "Financing Commitment Letter"). The parties agree that Purchaser's ability to rely on the condition set forth in this Section 4.2(c) is subject to the provisions of Section 7.3(d) hereof."

                  2.5 Section 7.3(d) shall be amended to read in its entirety as follows:

                           "(d)  Purchaser  shall use its best  efforts to cause
                   the conditions to funding under the Financing Commitment Letter to be satisfied and to borrow the funds provided thereunder. Notwithstanding the foregoing, and subject to the following provisions of this Section 7.3(d), Purchaser shall not be required to borrow funds under the Financing Commitment Letter if the Arrangers notify

                    Purchaser in writing (the "Arrangers' Notice") that pursuant to the Financing Commitment Letter, they have determined that changes in the tranche amounts or interest rate margin are necessary and such changes cause the weighted average Applicable Eurodollar Rate Margin determined as set forth in the Financing Commitment Letter on the credit facilities (including the refinancing of the Japanese Yen denominated indebtedness in the amount of approximately $75 million provided for therein) to exceed 3.05 per cent per annum. Purchaser will keep Pfizer informed of the status of discussions regarding pricing of the loans from and after the date hereof and will notify Pfizer of its receipt of any Arrangers' Notice within 24 hours and will provide Pfizer with a copy thereof and the calculation of the weighted average Applicable Eurodollar Rate Margin and a determination of the amount thereof that exceeds 3.05 per cent per annum (such amount in excess of 3.05 per cent being referred to as the "Maximum Excess Margin"). In such event, Pfizer shall have the right (but not the obligation), by notice to Purchaser within 2 Business Days of Pfizer's receipt of any Arrangers' Notice, to elect to bear and reimburse Purchaser on a quarterly basis an amount equal to the portion of the weighted average Applicable Eurodollar Rate Margin which accrued on the credit facilities during that quarter that exceeds 3.05 per cent per annum, but in no event shall Pfizer be responsible for more than the Maximum Excess Margin. If Pfizer makes such election, Purchaser shall be required to borrow the funds under the Financing Commitment Letter unless the Maximum Excess Margin exceeds .25 per cent, in which case Purchaser may elect not to borrow the funds regardless of whether Pfizer has made the election referred to above. Within 15 days of the end of each quarter, Purchaser will provide Pfizer with a written statement of the amounts outstanding under each tranche of the credit facilities during the quarter and the Applicable Eurodollar Rate Margins together with a calculation of the weighted average Applicable Eurodollar Rate Margin accrued during such quarter and the amount payable by Pfizer under this Section 7.3(d). Pfizer shall pay such amount to Purchaser within 5 Business Days of receipt of such statement from the Purchaser. Pfizer shall have no liability to reimburse Purchaser for any additional interest which may result from any changes in or waivers of the terms of payment under the credit facilities provided pursuant to the Financing Commitment Letter after Pfizer's election under this Section 7.3(d) has been made, whether such additional interest results as a consequence of changes in interest rates or spreads, refinancing, default, changes in the amounts and timing of payments or otherwise (whether any such change is permitted by the original terms of the credit agreement or results from subsequent modifications agreed to by the lenders and Purchaser)."

                  Section 3. REFERENCES. All references to "this Agreement" in the Stock and Asset Purchase Agreement shall mean the Stock and Asset Purchase Agreement as amended hereby.

                  Section 4. GOVERNING LAW. This Amendment shall be governed by the laws of the State of New York, its rules of conflict of laws notwithstanding.

                  Section 5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

                  Section 6. NO OTHER AMENDMENTS. Except as expressly amended hereby, the terms and conditions of the Stock and Asset Purchase Agreement shall continue in full force and effect.

                  IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.

                                   PFIZER INC.


                                      By:
                                          ----------------------------------
                                               Name:
                                               Title:


                                      STRYKER CORPORATION


                                      By:
                                          ----------------------------------
                                              Name:
                                              Title:

                                  SCHEDULE 2.9
                   SECTION 2.9(i) Allocation of Purchase Price

      Allocation Among Conveyed Subsidiaries and Asset Selling Corporations


                         CONVEYED SUBSIDIARIES
Howmedica International Inc. (Panama)                                             $160,571,000
Benoist Girard & Cie S.C.A (France)                                                 95,776,000
Howmedica Leibinger Inc. (Delaware)                                                 85,105,000
Howmedica GmbH (Germany)                                                            59,391,000
Howmedica Leibinger GmbH & Co. KG (Germany)1                                        64,524,000
Jaquet Orthopedie S.A. (Switzerland)                                                21,100,000
Howmedica Iberica S.A. (Spain)                                                      22,579,000
Pficonprod Pty Ltd. (Australia)                                                     15,134,000
                                                                                   -----------
                                         SUBTOTAL CONVEYED SUBSIDIARIES                               $  524,180,000

                           ASSET SELLING CORPORATIONS
Howmedica Inc. (US)                                                               $736,697,000
Pfizer Seiyaku K.K. (Japan)                                                        148,639,000
Pfizer Italiana S.p.A (Italy)                                                       67,100,000
Howmedica France S.C.A. (France)                                                    39,947,000
Howmedica International Limited (U.K.)                                              27,008,000
Pfizer Canada Inc. (Canada)                                                         17,716,000
Pfizer Medical Technology Group A.B. (Sweden)                                       12,298,000
Pfizer Medical Technology Group (Netherlands) B.V.                                  11,061,000
Pfizer Medical Technology Group Ltd. (U.K.)                                         12,558,000
Pfizer Hellas A.E. (Greece)                                                         12,116,000
Roerig Farmaceutici Italiana S.p.A. (Italy)                                         10,076,000
Pfizer Medical Technology Group (Belgium) N.V.                                       6,861,000
Pfizer Corporation (Panama) Puerto Rico Branch                                       6,253,000
Pfizer Laboratories Ltd. (New Zealand)                                               4,863,000
Pfizer Limited (Taiwan)                                                              3,474,000
Laboratorios Pfizer Ltda. (Brazil)                                                   1,824,000
Laboratorios Pfizer Ltda. (Portugal)                                                 1,737,000
Howmedica Handelsgesellschaft m.b.H (Austria)                                        1,476,000
Duchem Laboratories Ltd. (India)                                                     1,216,000
Pfizer Oy (Finland)                                                                  1,138,000
Pfizer A/S (Denmark)                                                                   894,000
Pfizer Medical Technology Group A.B. (Sweden) Norway Branch                            521,000
Pfizer Laboratories (Proprietary) Ltd. (South Africa)                                  347,000
                                                                                   -----------
                       SUBTOTAL ASSET SELLING CORPORATIONS                                             1,125,820,000
                                                                                                      --------------


                         TOTAL PURCHASE PRICE ALLOCATION                                              $1,650,000,000
                                                                                                      ==============

--------
1 Subsidiary of Conveyed Subsidiary Howmedica GmbH (Germany)